UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 21, 2007

CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in Its Charter)
Ohio

(State or Other Jurisdiction of Incorporation)

1-8519	31-1056105

(Commission File Number)	(IRS Employer Identification No.)

221 East Fourth Street	45202

(Address of Principal Executive Offices)	(Zip Code)
(513) 397-9900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.02  Termination of a Material Definitive Agreement
Section 5 – Corporate Governance and Management
Item 5.02(b)  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On September 21, 2007, Rodney D. Dir, Senior Vice President and Chief Operating Officer of Cincinnati Bell Inc. notified Cincinnati Bell that he intends to resign from his positions with Cincinnati Bell to pursue new opportunities. The specific details of his departure have not yet been finalized, although Cincinnati Bell expects that Mr. Dir’s employment will continue at least through the end of October. Mr. Dir’s Employment Agreement with Cincinnati Bell will terminate upon the effective date of his resignation.
Section 9 – Financial Statements and Exhibits
Item 9.01  Financial Statements and Exhibits
     (c)  Exhibits

Exhibit	Description

10.1	Employment Agreement effective July 26, 2005 between the Company and Rodney D. Dir (Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K, date of Report July 29, 2005, File No. 1-8519).
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.
By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel and Secretary

Date:  September 27, 2007